Exhibit 4.2

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

PORTALPLAYER, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of March       , 2003, by and among PortalPlayer, Inc., a California corporation (the “Company”), the undersigned holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock together with their qualifying transferees (collectively, the “Preferred Holders”), and each of John Mallard, Sanjeev Kumar, Suresh Bhaskaran, Michael Maia, Jeffrey Grammer and Techfarm II, L.P. (collectively, the “Common Holders”). This Agreement supersedes in all respects the Series D Rights Agreement (as defined below).

RECITALS:

A. Certain investors purchased from the Company certain shares of the Company’s Series D Preferred Stock.

B. In connection with the purchase of shares of Series D Preferred Stock by certain investors, the purchasers of Series A Preferred Stock, the purchasers of Series B Preferred Stock, the purchasers of Series C Preferred Stock and the purchasers of Series D Preferred Stock were granted certain rights and privileges set forth in a Fourth Amended and Restated Investor Rights Agreement, dated May 28, 2002 (“Series D Rights Agreement”).

C. On August 2, 2002 a one hundred fifty to one (150:1) reverse stock split was effected by the Company (the “Reverse Split”).

D. Pursuant to that certain Exchange Agreement of even date herewith (the “Exchange Agreement”), certain holders of Series D Preferred Stock exchanged all or a portion of their shares of Series D Preferred Stock for shares of Series E Preferred Stock (the “Exchange”).

E. The Company, the Preferred Holders, and the Common Holders desire to enter into this Agreement, and to amend, restate and replace their rights under the Prior Series D Rights Agreement, with the rights set forth in this Agreement, in order to reflect the effect of the Reverse Split and the Exchange.

F. By this Agreement, the Company, the Holders and the Common Holders desire to set forth certain registration and other rights of the parties as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties, severally and not jointly, hereby agree as follows:

1. Registration Rights.

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) The term “Common Shares” shall mean all shares of Common Stock of the Company owned or subsequently acquired by any Common Holder and all shares of Common Stock issuable upon exercise or conversion of any derivative securities held or subsequently acquired by any Common Holder other than shares of Common Stock issued upon conversion of Preferred Stock and shares held by such persons which are eligible for sale on a registration statement on Form S-8.

(b) The terms “Holder” or “Holders” means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.10 hereof who hold Registrable Securities.

(c) The term “Initiating Holders” means any Holder or Holders of 10% or greater of the Registrable Securities then outstanding.

(d) The term “Preferred Shares” means (i) the Series A Preferred Stock of the Company (the “Series A Shares”) issued pursuant to the Series A Stock Purchase Agreement dated October 15, 1999 (the “Series A Agreement”), (ii) the Series B Preferred Stock of the Company (the “Series B Shares”) issued pursuant to the Series B Stock Purchase Agreement dated February 8, 2000 (the “Series B Agreement”) and the Series B-1 Preferred Stock issued upon exchange thereof (the “Series B-1 Shares”), (iii) the Series C Preferred Stock of the Company (the “Series C Shares”) issued pursuant to the Series C Preferred Stock Purchase Agreement dated December 7, 2000 (the “Series C Agreement”) and the Series C-1 Preferred Stock issued upon exchange thereof (the “Series C-1 Shares”), (iv) the Series D Preferred Stock of the Company (the “Series D Shares”) issued pursuant to the Series D Preferred Stock Purchase Agreement dated December 12, 2001 and (v) the Series E Preferred Stock of the Company (the “Series E Shares”) issued pursuant to the Exchange Agreement.

(e) The term “Recapitalization Event” shall mean any consolidation, combination, stock distribution, stock dividend, stock split or similar events.

(f) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of the effectiveness of such registration statement.

(g) The term “Registrable Securities” means (i) any and all shares of Common Stock of the Company issued or issuable upon conversion of (1) the Preferred Shares, (2) the shares of Series A Preferred Stock issuable upon exercise of the Warrant to Purchase

Stock, dated as of August 24, 1999, issued by the Company to Silicon Valley Bank, (3) 66,006 shares of Series D Preferred Stock issuable upon exercise of the Warrant to Purchase Stock dated as of September 26, 2002 issued by the Company to Silicon Valley Bank (as adjusted for any Recapitalization Event), and (4) for purposes of Section 1.3 only, any and all shares of Common Stock of the Company held by Common Holders; (ii) stock issued with respect to or in any exchange for or in replacement of stock referred to in subsection (i) above which has not been sold to the public; or (iii) stock issued in respect of the stock referred to in subsections (i) and (ii) above as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public.

(h) The term “Registration Expenses” shall mean all expenses incurred in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and counsel for the Holders, blue sky fees and expenses, exchange or NASDAQ listing fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

(i) The term “SEC” means the Securities and Exchange Commission.

(j) The term “Series D Agreement” shall mean the Series D Preferred Stock Agreement dated May 28, 2002 by and between the Company and certain Preferred Holders.

1.2 Demand Registration.

(a) Request for Registration. If the Company shall receive from the Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities with an anticipated aggregate offering price, before deduction of underwriting discounts and commissions, of at least $5,000,000, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the preparation of a registration statement and prospectus complying as to form with the requirements of the Securities Act, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s or Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the

Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.2:

A) at any time prior to the earlier of two (2) years from the date of the Series D Agreement or six (6) months following the effective date of the registration statement under the Securities Act for the Company’s initial registered public offering (the “IPO”) of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction);

B) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

C) after the Company has effected three (3) such registrations pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective for the period set forth in Section 1.6(a).

Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within sixty (60) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such holders a certificate signed, by the Company’s investment bankers and supported by a determination of the Company’s Board of Directors (the “Board”), that in its good faith judgment, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety (90) days after the expiration of the initial ninety (90) day period within which to file such registration statement; provided, further that the Company may not use such additional deferral right more than once in any twelve (12) month period.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, among the Holders of all

Registrable Securities consisting of, or issued with respect to or in any exchange for or in replacement of, Series D Preferred Stock and/or Series E Preferred Stock, which are requested to be registered under this Section 1, reduced, if necessary, in proportion to the respective amount of such Registrable Securities held by such Holders and (ii) second, among the Holders of all other Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities, other than the Common Shares, to be included in such underwriting shall not be reduced unless all other securities, including the Common Shares, are first entirely excluded from the underwriting. If any Holder of Registrable Securities held by Common Holders disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter’s marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of employees and other holders, at the Company’s sole discretion) in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited by the underwriter.

1.3 Company Registration.

(a) Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i) promptly give to each Holder written notice thereof and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if such registration is the IPO, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting; provided that no other securities are registered and sold in the IPO other than those securities registered and sold by the Company, or (ii) if such registration is other than the IPO, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company’s shareholders; provided however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b)(ii) shall not be reduced to less than twenty five percent (25%) of the aggregate securities included in such registration, allocated as follows: (i) first, among the Holders of all Registrable Securities consisting of, or issued with respect to or in any exchange for or in replacement of, Series D Preferred Stock and/or Series E Preferred Stock, which are requested to be registered under this Section 1, reduced, if necessary, in proportion to the respective amount of such Registrable Securities held by such Holders and (ii) second, among the Holders of all other Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; and provided, further, that the number of shares of Registrable Securities, other than Common Shares, to be included in such underwriting shall not be reduced until all other securities, including the Common Shares, are first entirely excluded from the underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first, to the Company; second, among the Holders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to subsection 1.3(a)(i) above; and third, among the other Holders on a pro rata basis. If any Holder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Registration Rights of Officers and Directors. Upon any sale by the Company of its securities to the public in a firmly underwritten public offering, other than the Company’s initial public offering, the then existing officers and directors of the Company shall be entitled to include any of their securities of the Company in any registration by the Company under this subsection 1.3 provided that such inclusion shall not diminish the number of securities included by the Company or the number of Registrable Securities which may be included by the Holders as set forth in subsection 1.3(b) above in the event that the underwriters determine that marketing factors require a limitation on the number of shares included in the registration and underwriting and provided, further, that such inclusion shall be subject to all of the restrictions and limitations set forth herein, including without limitation the indemnity and market stand-off provisions hereof.

1.4 Form S-3. In addition to the rights and obligations set forth in subsection 1.2 above, if any Holder requests that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (before deduction of underwriting discounts and commissions) would equal or exceed $2,500,000 and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable (but in no event more than 60 days after receipt of the request) on Form S-3 (or any successor form to Form S-3); provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this subsection 1.4 in any 365 day period; and; provided, further, that the Company shall not be required to effect a registration pursuant to this subsection 1.4:

(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b) if the Company, within ten (10) days of the receipt of the request of such Holder(s), gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

(c) during a period of one hundred eighty (180) days following the effective date of a registration statement pursuant to which Holders had the opportunity to participate pursuant to Section 1.3 hereof; or

(d) if the Company shall furnish to such Holders a certificate signed by the Company’s investment bankers and supported by a determination of the Company’s Board that, in its good faith judgment, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the furnishing of such a certificate of deferral, provided that the Company may not defer such filing pursuant to this subsection 1.4(d) more than once in any twelve (12) month period.

In the event such Holders propose to offer the shares of Registrable Securities pursuant to this subsection 1.4 by means of an underwriting, the proposed underwriter(s) shall be selected by a majority in interest of the such Holders and shall be reasonably acceptable to the Company, provided, however, that in the event such underwriter(s) is (are) not reasonably acceptable to the Company, the Company shall be required to furnish to the Holders, within twenty (20) days of the receipt of the request for registration from Holders pursuant to this subsection 1.4, the names of at least 2 underwriters acceptable to the Company, who agree to act as underwriter for the proposed offering on terms no less favorable to the Holders than those terms proposed in writing by the underwriter(s) selected by the Holders. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this subsection 1.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 1.2(b), including without limitation the provisions relating to the allocation of Registrable Securities in a registration and underwriting and the exclusion of other securities (including the Common Shares held by Common Holders) prior to any reduction of Registrable Securities in any Underwriting, shall apply to all participants in such offering. Any registration pursuant to this Section 1.4 shall not be counted as a registration pursuant to Section 1.2.

1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company except as follows:

(a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2 the request for which has been subsequently withdrawn by the Initiating Holders (in which such case, such expenses shall be borne pro rata by the Holders requesting such withdrawal); provided that if such withdrawal is (i) the result of an adverse change in the condition or the business of the Company or (ii) the consequence of a decline of 10% or more in the Nasdaq composite index or the Russell 2000 small-cap index, measured from the date of any request for registration given pursuant to Section 1.2, then the Holders shall not be required to pay any such expenses and the Company shall pay such expenses.

(b) The Company shall not be required to pay fees and/or disbursements of counsel(s) for the Holders except for the reasonable fees and expenses for a single counsel acting on behalf of all selling Holders (which counsel may also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters or a majority in interest of the participating Holders object to the selling Holders’ representation by Company counsel).

(c) The Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities.

1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable, and keep such registration statement effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and expect as may be required by the Securities Act.

(d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(e) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all Registrable Statements registered under this Section 1 to be listed on each securities exchange or reporting system on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent, registrar, and a CUISP number for such Registrable Securities not later than the effective date of such registration.

(i) Use its best efforts to have its counsel and its accountants to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.7 Indemnification.

(a) The Company will indemnify and hold harmless each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in or incorporated by reference into any registration statement, prospectus, offering circular, prospectus supplement, abbreviated term sheet or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, (“Exchange Act”), the Trust Indenture Act of 1939, as amended, or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, on an as incurred basis for any reasonable legal and any other expenses incurred in connection with investigating, defending, or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that and only to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. This obligation shall be in addition to all other rights and remedies available to a Holder.

(b) Each Holder, severally and not jointly, will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company and each of its directors and officers, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) (collectively “Damages”) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in or incorporated by reference into any such registration statement, prospectus, offering circular, prospectus supplement or other document incident to such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors and officers, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the lesser of the net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration or its pro rata amount of the Damages based on the number of securities sold by each such Holder. No holder of Registrable Securities will be required to indemnify any person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency was corrected in the final prospectus or for any liability which arises out of the failure of any person to deliver a prospectus as required by the Securities Act.

(c) Each party entitled to indemnification under this subsection 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense and hire counsel at such party’s own expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless and only to the extent that such failure resulted in material prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 1.7 shall survive completion of any offering of Registrable Securities and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(f) No Holder shall be obligated to enter into an underwriting agreement that contains any provisions more onerous to such Holder than the provisions in this Section 1.7 and such failure to enter into such agreement shall not adversely affect such Holder’s rights set forth herein.

1.8 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

1.9 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 promulgated under the Securities Act, after ninety (90) days after the effective date of the first registration statement filed by the Company whether under the Securities Act or the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

1.10 Transfer of Registration Rights. Holders’ rights to cause the Company to register their securities and keep information available and related rights, granted to them by the Company under Section 1 may be assigned to a transferee or assignee who acquires at least 3,333 Preferred Shares or an equivalent number of shares of Common Stock issuable upon conversion thereof (as adjusted for any Recapitalization Event(s)), provided, that (i) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (ii) at the time of said transfer the transferee or assignee becomes a party to this Rights Agreement and executes any and all instruments, and takes all other actions, necessary to carry out the purposes of this Rights Agreement. The Company may reasonably prohibit the transfer of any Holders’ rights under this subsection 1.10 to any proposed transferee or assignee who the Company reasonably believes is an actual or potential competitor of the Company. Notwithstanding anything else in this subsection 1.10, any Holder may transfer rights to a transferee if such transferee is (i) a successor entity to such Holder pursuant to reorganization or recapitalization, (ii) an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of such Holder, (iii) an investment vehicle created principally for the benefit of the employees of an affiliate of such Holder or (iv) a partner, retired partner, member, retired member or shareholder of such Holder, or any spouse, ancestor, lineal descendant or sibling of such partner, member or shareholder or a spouse thereof who acquires shares by gift, will, intestate succession or otherwise.

1.11 “Market Stand-Off” Agreement. Each Holder and Common Holder hereby agrees that, during the period of duration (not to- exceed one hundred eighty (180) days following the IPO) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided however, that:

(a) such agreement shall be applicable only to the IPO;

(b) such agreement shall not be required unless all officers and directors and employees of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) or purchasing common stock of the Company enter into similar agreements; and

(c) such agreement shall provide that any early release from the provisions of this Section 1.11 shall be on a pro rata basis among all holders.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Series D Preferred Stock (including any Registrable Securities issued upon conversion of Series D Preferred Stock), and Series E Preferred Stock (including any Registrable Securities issued upon conversion of Series E Preferred Stock), voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which (i) could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a)(ii)(A) or (ii) would result in the registration of such parties’ securities to the exclusion of any securities requested to be included in such registration under Section 1.3 hereof.

1.13 Termination of Registration Rights. After five (5) years after the effective date of the IPO, the obligations of the Company pursuant to Section 1.2, 1.3 and 1.4 (“Registration Rights”) shall terminate. Furthermore, with respect to any Holder on the date on which the Holder can sell all of his/her/its remaining Registrable Securities and Common Shares under Rule 144 during any three (3) month period, unless at the time the Holder’s Registrable Securities and Common Shares represent more than one percent (1%) of the outstanding capital stock of the Company, the Company’s obligations to provide Registration Rights to such Holder shall terminate (provided that after such date the Company will have the obligation to register Registrable Securities held by such Holder under Section 1 of this Agreement if and for so long as such Holder is prohibited from making sales pursuant to Rule 144 because of the failure of the Company to satisfy Rule 144(c)).

2. Affirmative Covenants of the Company and the Holders. The Company hereby covenants and agrees as follows:

2.1 Information Rights. So long as a Holder holds (i) at least 3,333 Series A Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (ii) at least 1,667 Series B Shares, Series B-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (iii) at least 1,667 Series C Shares, Series C-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) or (iv) at least 333,333 Series D Shares, Series E Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) (each such Holder a “Qualified Holder” and collectively the “Qualified Holders”), the Company shall deliver to each Qualified Holder (i) audited annual financial statements within 90 days after the end of each fiscal year; (ii) unaudited quarterly financial statements certified by the Company’s Chief Financial Officer within 45 days of the end of each fiscal quarter (except for the fourth quarter); (iii) annual operating plan within thirty (30) days prior to the beginning of the fiscal year and (iv) unaudited monthly financial statements certified by the Company’s Chief Financial Officer within 30 days of the end of each month. Such financial statements shall include consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal period and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such fiscal period, prepared in accordance with generally accepted accounting principles, all in reasonable detail, and as to audited financial statements certified by independent public auditors of recognized national standing and as to unaudited financial statements certified by the chief financial officer of the Company. In addition, Qualified Holders shall have the right to inspect the Company’s books and records and make other investigations at their own expense and the Company shall provide each Qualified Holder with such other information as such Qualified Holder may reasonably request. The above information and inspection rights shall terminate upon an IPO sufficient to trigger the automatic conversion of Preferred Shares into Common Stock issued upon conversion thereof pursuant to the Company’s Articles of Incorporation.

2.2 Confidentiality of Company Information. Each Holder agrees that, except as required by law, it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Holder may obtain from the Company, and which the Company has prominently marked “confidential,” “proprietary” or “secret” or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Holder’s release of such information, except that no such written consent shall be required (and the Holder shall be free to release such information to such recipient) if such information is to be provided to a Holder’s counsel or accountant (and the provision of such information is directly necessary in order for such recipient to provide services to Holder), or to an officer, director, member, partner, investor or shareholder of a Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential or if such information is to be provided to government agencies and self-regulatory organizations with authority over the Holder’s business (it being understood that Holder shall use its reasonable commercial efforts to obtain confidential treatment thereof).

2.3 Assignment of Rights of Information. The rights granted pursuant to subsection 2.1 may be assigned by each Qualified Holder upon sale or transfer by such Holder of (i) at least 3,333 Series A Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (ii) at least 1,667 Series B Shares, Series B-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (iii) at least 1,667 Series C Shares, Series C-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) or (iv) at least 333,333 Series D Shares, Series E Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)). Such rights may not be assigned to a transferee which the Company reasonably believes is a direct competitor or intends to become a direct competitor of the Company and provided further that any transferee shall agree to become subject to the obligations of the transferring party hereunder by becoming a party to this Agreement at the time of assignment. Notwithstanding anything else in this subsection 2.3, any Qualified Holder may transfer rights granted pursuant to subsection 2.1 to a transferee if such transferee is (i) a successor entity to such Holder pursuant to a reorganization or recapitalization, (ii) an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of such Holder, (iii) an investment vehicle created principally for the benefit of the employees of an affiliate of such Holder or (iv) a partner, retired partner, member, retired member or shareholder of such Holder, or any spouse, ancestor, lineal descendant or sibling of such partner, member or shareholder or a spouse thereof who acquires shares by gift, will, intestate succession or otherwise.

2.4 JPMP Observation Rights. For so long as J.P. Morgan Partners, LLC (along with any successor, “JPMP”), and its affiliates including, without limitation, J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners (23A SBIC), LLC and any other investment fund managed by it or any successor hold at least 333,333 Preferred Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) and do not have a seat on the Company’s Board, JPMP shall have the right to designate a representative to attend all meetings of Company’s Board, at its own expense, in a non-voting observer capacity, and, in this respect, the Company shall, at the Company’s expense, give JPMP copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that JPMP and its representative shall agree to hold in confidence and trust all information so provided to the same extent as if they were members of the Company’s Board. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice is given to JPMP.

2.5 Vulcan Observation Rights. For so long as Vulcan Ventures Incorporated and its affiliates (“Vulcan”) hold at least 333,333 Preferred Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) and do not have a seat on the Company’s Board, Vulcan shall have the right to designate a representative to attend all meetings of Company’s Board, at its own expense, in a non-voting observer capacity, and, in this respect, the Company shall, at the Company’s expense, give Vulcan copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Vulcan and its representative shall agree to hold in confidence and trust all information so provided to the same extent as if they were members of the Company’s Board. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice is given to Vulcan.

2.6 CIBC Observation Rights. For so long as CIBC WMC Inc. (“CIBC”), its affiliates and any investment vehicle created principally for the benefit of the employees of CIBC or any of its affiliates (collectively, the “CIBC Group”) hold at least 333,333 Preferred Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) and do not have a seat on the Company’s Board, CIBC shall have the right to designate a representative to attend all meetings of Company’s Board, at its own expense, in a non-voting observer capacity, and, in this respect, the Company shall, at the Company’s expense, give CIBC copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that CIBC and its representative shall agree to hold in confidence and trust all information so provided to the same extent as if they were members of the Company’s Board. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice is given to CIBC.

2.7 Spiegel Observation Rights. For so long as Thomas Spiegel, any affiliate of Thomas Spiegel (including Portal Partners) and any investor who has invested in the Company pursuant to or through an arrangement with Thomas Spiegel (collectively, the “Spiegel Group”) hold a number of shares of Preferred Stock convertible into at least 1,000,000 shares of Common Stock and/or the equivalent number of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) and do not have a seat on the Company’s Board, Thomas Spiegel shall have the right to designate a representative to attend all meetings of Company’s Board, at his own expense, in a non-voting observer capacity, and, in this respect, the Company shall, at the Company’s expense, give Thomas Spiegel copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Thomas Spiegel and his representative shall agree to hold in confidence and trust all information so provided to the same extent as if they were members of the Company’s Board. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice is given to Thomas Spiegel.

2.8 Shamrock Observation Rights. For so long as Shamrock, its affiliates and partners hold at least 333,333 Preferred Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) and do not have a seat on the Company’s Board, Shamrock shall have the right to designate a representative to attend all meetings of Company’s Board, at its own expense, in a non-voting observer capacity, and, in this respect, the Company shall, at the Company’s expense, give Shamrock copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Shamrock and its representative shall agree to hold in confidence and trust all information so provided to the same extent as if they were members of the Company’s Board. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice is given to Shamrock.

2.9 Investcorp Observation Rights. For so long as Investcorp/212 Ventures Technology Fund I L.P. (“Investcorp”) and its affiliates hold at least 333,333 shares of Preferred Stock and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) and do not have a seat on the Company’s Board, Investcorp shall have the right to designate a representative to attend all meetings of Company’s Board, at its own expense, in a non-voting observer capacity, and, in this respect, the Company shall, at the Company’s expense, give Investcorp copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Investcorp and its representative shall agree to hold in confidence and trust all information so provided to the same extent as if they were members of the Company’s Board. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice is given to Investcorp.

2.10 Compensation Committee. Each party hereto shall use reasonable efforts to ensure that the Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of five (5) members, (i) one of which shall be designated by JPMP, who initially shall be Andrew Kahn, (ii) one of which shall be designated by CIBC, who initially shall be Norman Kumar, (iii) one of which shall be designated by the Spiegel Group, who initially shall be Tom Spiegel, (iv) one of which shall be designated by private equity funds affiliated with Shamrock, who initially shall be Steve Royer and (v) one of which shall be designated by Investcorp, who initially shall be Raj Singh; provided, however, that the Company shall comply with any securities laws, regulations or guidelines regarding the composition of the Compensation Committee to which the Company may become subject.

2.11 Audit Committee. Each party hereto shall use reasonable efforts to ensure that the Audit Committee of the Board of Directors (the “Audit Committee”) consists of three (3) members, one of whom shall be designated by JPMP, who initially shall be Andrew Kahn, one of whom shall be designated by Shamrock, who initially shall be Steve Royer and one of whom shall be designated by Investcorp, who initially shall be Raj Singh; provided, however, that the Company shall comply with any securities laws, regulations or guidelines regarding the composition of the Audit Committee to which the Company may become subject.

2.12 Right of First Refusal on New Issuances.

(a) If, at any time and from time to time prior to the termination of this right of first refusal pursuant to subsection 2.12(f), the Company should desire to issue any Equity Securities (as hereinafter defined), it shall give (i) each Holder of at least 3,333 Series A Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (ii) each Holder of at least 1,667 Series B Shares, Series B-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (iii) each Holder of at least 3,333 Series C Shares, Series C-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (iv) each Holder of at least 333,333 Series D Shares, Series E Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for Recapitalization Event(s)) and (v) (vi) Flatiron Funds 1998/1999, LLC, and its affiliates (as long as they hold at least 1,333 Series A Shares, Series B Shares or Series B-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof, and as adjusted for any Recapitalization Event(s)) (each Holder specified in the foregoing subsections (i), (ii), (iii), (iv), (v) and (vi) of this Section 2.12(a) a “Special Holder” and collectively, the “Special Holders”), the first right to purchase such Special Holder’s pro rata share (or any part thereof) of all of such offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Special Holder’s pro rata share of the Equity Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by such Special Holder immediately prior to the issuance of Equity Securities. For purposes of this subsection 2.12, the outstanding Common Stock of the Company shall consist of (i) shares of Common Stock then outstanding, (ii) shares of Common Stock issued or issuable upon conversion or exchange of any obligations or of any shares of capital stock of the Company and (iii) shares of Common Stock issuable upon exercise of all then outstanding options and warrants.

(b) Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Special Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within thirty (30) days after receipt of such notice, each Special Holder shall notify the Company whether such Special Holder desires to exercise the option to purchase such Special Holder’s pro rata share (or any part thereof) of the Equity Securities so offered. If a Special Holder elects to purchase such Special Holder’s pro rata share, then such Special Holder shall have a right of over-allotment such that if any other Special Holder fails to purchase such Special Holder’s pro rata share of the Equity Securities, such Special Holder(s) who have elected to purchase their pro rata shares may purchase, on a pro rata basis, that portion of the Equity Securities which such other Special Holders elected not to purchase.

(c) After termination of the thirty (30) day period specified in subsection 2.12(b) above, the Company may, during a period of sixty (60) days following the end of such thirty (30) day period, sell and issue such Equity Securities as to which the Special Holders do not indicate a desire to purchase to another person as well as those additional shares of Equity Securities it originally intended to issue to other persons, upon the same terms and conditions as those set forth in the notice to the Special Holders. In the event the Company has not sold the Equity Securities within said sixty (60) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Special Holders in the manner provided above.

(d) If a Special Holder gives the Company notice that such Special Holder desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, cancellation, of indebtedness, or wire transfer, or any combination of the foregoing as selected by the Special Holder, against delivery of the Equity Securities at the executive offices of the Company within twenty (20) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by a Special Holder of the right to purchase Equity Securities as set forth in this subsection 2.12.

(e) For purposes of this Section 2.12, the term “Equity Securities” shall mean shares of Common Stock of the Company, Preferred Stock of the Company or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term “Equity Securities” will not include (i) up to 10,996,010 shares (as adjusted for any Recapitalization Event(s)) or such greater amount as unanimously approved by the Board, of Common Stock reserved for issue pursuant to options or warrants to purchase Common Stock issued or granted to officers, directors, employees or consultants of the Corporation and its subsidiaries pursuant to any stock plan or arrangement approved by the Corporation’s Board of Directors; (ii) shares of Common Stock or options to purchase Common Stock issued pursuant to approval by the Corporation’s Board of Directors to banks or other sources of debt financing or lessors of real or personal property; (iii) securities issued in connection with any stock split, stock dividend, recapitalization or similar event approved by the Board; (iv) securities issued for consideration other than cash in any merger, consolidation or business combination or joint venture approved by the Corporation’s Board of Directors; (v) securities issued pursuant to approval by the Corporation’s Board of Directors in connection with strategic alliances or technology licenses; (vi) shares of

Common Stock issued upon conversion of the Preferred Stock; and (vii) 19,994,397 shares of Series E Preferred Stock (as adjusted for any Recapitalization Event(s)).

(f) The right of first refusal contained in this subsection 2.12 shall terminate when all of the Preferred Shares are converted into Common Stock.

(g) The rights granted pursuant to subsection 2.12 may be assigned by each Special Holder upon sale or transfer by such Holder of a sufficient number of shares such that the transferee would qualify as a Special Holder pursuant to Section 2.12(a). Such rights may not be assigned to a transferee which the Company reasonably believes is a direct competitor or intends to become a direct competitor of the Company and provided further that any transferee shall agree to become subject to the obligations of the transferring party hereunder. Notwithstanding anything else in this subsection 2.12(g), any Special Holder may transfer rights granted pursuant to subsection 2.12 to a transferee if such transferee is (i) a successor entity to such Holder pursuant to a reorganization or recapitalization, (ii) an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of such Holder, (iii) an investment vehicle created principally for the benefit of the employees of an affiliate of such Holder or (iv) a partner, retired partner, member, retired member or shareholder of such Holder, or any spouse, ancestor, lineal descendant or sibling of such partner, member or shareholder or a spouse thereof who acquires shares by gift, will, intestate succession or otherwise.

2.13 Key Man Insurance. The Company shall obtain and maintain from financially sound and reputable insurers term life insurance on each of Sanjeev Kumar, Michael Maia and J.A. Chowdary. Each policy shall be in the amount of $1,000,000 and shall name the Company as loss payee and shall not be cancelable by the Company without the prior approval of the Board.

2.14 Director and Officer Insurance. The Company shall maintain from financially sound and reputable insurers Director and Officer Insurance with a policy limit of at least $3,000,000.

2.15 Employee Inventions and Proprietary Rights Assignments and Confidentiality Agreements. The Company will require that all current and future officers, consultants or employees of the Company enter into Employee Inventions and Proprietary Rights Assignment and Confidentiality Agreements in substantially the form provided to the Purchasers, with such amendments thereto or deviations therefrom as the Board may from time to time approve.

2.16 Directors’ Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by directors of the Company (or by a designated representative of a director) in connection with and relating to their attendance at meetings of the Company’s Board or any committee thereof.

3. Right of Co-Sale.

3.1 The Right. If at any time one or more of the Common Holders propose to sell or otherwise transfer any Common Shares to third parties in a transaction (the “Transaction”) and to the extent that the Company and the Holders waive any rights of first refusal they may have with respect to such shares, then any Holder holding (i) at least 3,333 Series A Shares and/or the equivalent number of shares of Common Stock issued upon conversion in the aggregate thereof (as adjusted for any Recapitalization Event(s)), (ii) at least 1,667 Series B Shares, Series B-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (iii) at least 3,333 Series C Shares, Series C-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) or (iv) at least 333,333 Series D Shares, Series E Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) (each a “Selling Holder” and collectively, the “Selling Holders,” for purposes of this Section 3) which notifies such Common Holder in writing within fifteen (15) days after receipt of the notification from such Common Holder referred to in subsection 3.2, shall have the opportunity to sell up to a pro rata portion of the Common Shares which the Common Holder proposes to sell to such third party in the Transaction on the same terms and conditions. In such instance, the Common Holder shall assign so much of his interest in the proposed agreement of sale as the Selling Holder shall be entitled to and shall request hereunder, and the Selling Holder shall assume such part of the obligations of the Common Holder under such agreement as shall relate to the sale of the securities by the Selling Holder. For the purposes of this Section 3, the “pro rata portion” which the Selling Holder shall be entitled to sell shall be a number of Common Shares equal to a fraction of the total number of Common Shares proposed to be sold to such third party. The numerator of such fraction shall be the number of Equity Securities (assuming for purposes hereof the conversion of all such securities, including Preferred Shares, to Common Stock) owned by a Selling Holder and the denominator shall be the total number of Equity Securities (assuming for purposes hereof the conversion of all such securities, including Preferred Shares, to Common Stock) owned by all participating Selling Holders and the Common Holder proposing to sell shares in the Transaction. Each Selling Holder shall notify the Common Holder whether it elects to sell an amount equal to or less than its pro rata share of the Common Shares so offered. Each Selling Holder shall be entitled to apportion Common Shares to be sold among its affiliates (as such term is defined in Rule 405 promulgated under the Securities Act), an investment vehicle created principally for the benefit of its affiliates, and partners, retired partners, members or retired members, provided that such Selling Holder notifies the Common Holder of such allocation, and provided that such allocation does not threaten the Company’s reliance on any exemption from the registration provisions of the Securities Act or the applicable qualifications provisions. Each Selling Holder may effect its participation in the sale by delivering for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Common Stock which such Selling Holder elects to sell or that number of Preferred Shares which is at such time convertible into the number of shares of Common Stock which such Selling Holder elects to Sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Common Stock, such Selling Holder shall convert such Preferred Shares into Common Stock and deliver Common Stock as provided herein. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser. The Right of Co-Sale shall terminate for all Holders upon the earlier of (i) the IPO (as defined in the Company’s Articles of Incorporation) or (ii) when all of the Preferred Shares are converted into Common Stock.

3.2 Notice. At least twenty (20) days prior to any sale or transfer by a Common Holder of any Common Shares, the Common Holder shall notify each Selling Holder, in writing, of his, her or its intention to sell and issue such securities (the “Offered Securities”), setting forth in reasonable detail the general terms under which he proposed to make such sale including the number of Common Shares to be sold or transferred, the nature of the sale or transfer, the consideration to be paid and the identity of the purchaser. In the event that the sale or transfer is being made pursuant to the provisions of Section 3.4 hereof, such notice shall state under which subparagraph of such Section 3.4 the sale or transfer is being made. Within fifteen (15) days after receipt of such notice, any Selling Holder who desires to exercise his, her or its rights under this Section 3 shall notify the Common Holder that it desires to sell its pro rata share of the Offered Securities. Any securities which Selling Holders would otherwise have been entitled to sell under this Section 3 but which such Selling Holders have not elected to sell by the end of such fifteen (15) day period will be available for sale on a pro rata basis to the other Selling Holders for an additional ten (10) day period. So long as any Offered Securities remain to be sold pursuant to this Section 3.2, comparable pro rata sales may be made by those Selling Holders who continue to be eligible pursuant to this Section 3.2 until the earlier of (i) such time as no Selling Holders desire to sell any more securities and (ii) the date forty-five (45) days following delivery of notice by the Common Holder. Each Selling Holder shall be entitled to apportion Offered Securities to be sold among its partners and affiliates (as defined in subsection 2.5 above), provided that such Selling Holder provides reasonable notice to the Common Holder of such allocation.

3.3 Waiver of Right. If within fifteen (15) days after the Common Holder gives his aforesaid notice to the Selling Holders, the Selling Holders do not notify the Common Holder that they desire to sell their pro rata portions of the Common Shares described in such notice for the price and on the terms and conditions set forth therein, then the Common Holder may sell such Common Shares as to which the Selling Holders do not elect to sell, provided such sale occurs not later than ninety (90) days following delivery of notice to the Selling Holders. Any such sale shall be made only to persons identified in the Common Holder’s notice and at the same price and upon the same terms and conditions as those set forth in the notice. In the event the Common Holder has not sold the Common Shares within ninety (90) days after delivering notice to the Selling Holders, the Common Holder shall not thereafter sell any Common Shares without first notifying the Selling Holders in the manner provided above and otherwise complying with this Section 3.

3.4 Limitations to Rights of Co-Sale. Without regard and not subject to the provisions of this Section 3 (other than the notice requirements set forth in Section 3.2);

(a) A Common Holder may sell or otherwise assign, without consideration, Common Shares to any or all of his ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his ancestors, descendants, spouse, or members of his immediate family, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Common Holder under this Agreement with respect to the transferred securities;

(b) A Common Holder may sell or transfer Common Shares to a partner or member of such Common Holder or a retired partner or member of such Common Holder or to the estate of any such partner or member or retired partner or member or, by gift, will or intestate succession to any partner or member or to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member of his or her spouse provided that in any such case the transferee shall execute a written agreement to be bound by and comply with all provisions of this Agreement with respect to the transferred securities.

(c) A Common Holder may sell, transfer or pledge up to ten percent (10%), in the aggregate, of the Common Stock of the Company held by such Common Holder as of May 28, 2002; or

(d) A Common Holder may sell the Common Stock of the Company held by such Common Holder in connection with any public offering of the Company’s equity securities other than the IPO (as defined in the Company’s Articles of Incorporation).

3.5 Condition to Transfer. All transferees of Common Shares or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Common Shares or interests subject to the provisions of the Common Holder’s original stock purchase agreement, including “Market Stand-Off’ provisions.

3.6 Legends. All instruments evidencing Common Shares held by the Common Holders shall be legended, describing the obligations of the Common Holders under this Section 3.

3.7 Adjustments. For purposes of this Section 3, the stock of the Company shall be arithmetically adjusted for stock dividends, stock splits, recapitalizations and the like.

3.8 Prohibited Transfer. Any attempt by a Common Holder to transfer Common Shares in violation of Section 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest in the Selling Holders.

3.9 Termination. The obligations of the Common Holders under this Section 3 shall terminate and be of no further force and effect upon the closing of an IPO (as defined in the Company’s Articles of Incorporation).

3.10 No Waiver. The exercise or non-exercise of the rights of a Selling Holder hereunder to participate in one or more sales of Common Shares made by a Common Holder shall not adversely affect their rights to participate in subsequent sales of Common Shares subject to Section 3.

3.11 Assignment of Right of Co-Sale. The rights granted pursuant to Section 3 may be assigned by each Selling Holder upon sale or transfer by such Holder of (i) at least 3,333 shares of Series A Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (ii) at least 1,667 shares of Series B Shares, Series B-1 Shares and/or the equivalent number of shares of

Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)), (iii) at least 3,333 shares of Series C Shares, Series C-1 Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)) or (iv) at least 333,333 shares of Series D Shares, Series E Shares and/or the equivalent number of shares of Common Stock issued upon conversion thereof in the aggregate (as adjusted for any Recapitalization Event(s)). Such rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that any transferee shall agree to become subject to the obligations of the transferring party hereunder by becoming a party to this Agreement in connection with such assignment. Notwithstanding anything else in this subsection 3.11, any Selling Holder may transfer rights granted pursuant to Section 3 to a transferee if such transferee is (i) a successor entity to such Holder pursuant to a reorganization or recapitalization, (ii) an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of such Holder, (iii) an investment vehicle created principally for the benefit of the employees of an affiliate of such Holder or (vi) a partner, retired partner, member, retired member or shareholder of such Holder, or any spouse, ancestor, lineal descendant or sibling of such partner, member or shareholder or a spouse thereof who acquires shares by gift, will, intestate succession or otherwise.

4. General.

4.1 Waivers and Amendments. With the written consent of the Holders of at least (i) a majority of the Registrable Securities and (ii) 66-2/3% of the Series D Preferred Stock (including any Registrable Securities issued upon conversion thereof) and Series E Preferred Stock (including any Registrable Securities issued upon conversion thereof), voting together as a single class, the obligations of the Company and the rights of the parties under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding, any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, unless such amendment or waiver would adversely affect the Common Holders in a disproportionate manner, in which case the written consent of holders of a majority of the Common Stock held by the Common Holders shall be required; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities required to waive or amend this Agreement without the consent of all of the Holders of the Registrable Securities; and provided further that no amendment, modification or waiver may discriminate against a Holder of Registrable Securities without such Holder’s consent. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record Holders of the Registrable Securities and Common Holders (if applicable) who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent otherwise provided in this subsection 4.1.

4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign this Agreement.

4.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

4.5 Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties intend that in addition to all other legal or equitable remedies available, injunctive relief and the remedy of specific performance may be utilized in the event of the breach or threatened breach of this Agreement.

4.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by confirmed facsimile, overnight courier service or mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Holder, at such party’s address as set forth in the Company’s records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at 3255-I Scott Blvd., Suite 104, Santa Clara, CA 95054, or at such other address as, the Company shall have furnished to the Holder in writing.

4.7 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

4.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on a Holder’s part of any breach or default under this Agreement, or any waiver on a Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

4.11 Attorney’s Fees. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.12 Rights. Unless otherwise expressly provided herein, each Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holder.

4.13 Preservation of Small Business Stock Status. The Company shall not without the approval of the Company’s Board of Directors take, or fail to take, any action which would cause the Preferred Shares to fail to qualify as “qualified small business stock” within the meaning of Sections 1045 and 1202 of the Code. Upon request by Purchaser, the Company shall conduct a reasonable investigation to determine whether the shares of the Company then held by the Purchaser qualifies as “qualified small business stock” within the meaning of Sections 1045 and 1202 of the Code, and shall confirm, in writing, the results of such investigation to such holder as expeditiously as reasonably possible, but in no event later than 30 days following the Company’s receipt of such request.

4.14 Cooperation of Others. Each Holder and Common Holder agrees to cooperate, at the Company’s reasonable expense, with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement among the Company and certain affiliates of J.P. Morgan Partners, LLC (collectively, “J.P. Morgan”), a copy of which is attached as an exhibit to the Exchange Agreement, regarding regulatory matters (the “Regulatory Sideletter”), including without limitation, voting to approve amending the Company’s Articles of Incorporation, the Company’s bylaws or this Agreement in a manner reasonably acceptable to the other Holders, Common Holders and J.P. Morgan (or any affiliate thereof entitled to make such request pursuant to the Regulatory Sideletter) in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). For purposes of clarity, the Company shall pay all reasonable fees and expenses of one counsel to the Holders and Common Holders (in addition to counsel for J.P. Morgan) in complying with the Regulatory Sideletter. Anything contained in this Section 4.14 to the contrary notwithstanding, no Holder or Common Holder shall be required under this Section 4.14 to take any action that would adversely affect in any material respect such holder’s rights under this Agreement or as a shareholder of the Company. The Company also agrees to extend to each Holder, and each Holder shall be entitled to receive, all of the benefits granted by the Company to J.P. Morgan pursuant to Section 6 of the Regulatory Sideletter.

4.15 Covenant Not to Amend. The Company and each Holder and Common Holder agree not to amend or waive the voting or other provisions of the Company’s Articles of Incorporation, the Company’s bylaws or this Agreement if such amendment or waiver would cause J.P. Morgan (or any affiliates thereof) to have a Regulatory Problem. J.P. Morgan agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

4.16 Aggregation Generally; Adjustments; Techfarm; Spiegel; CIBC. For the purposes of determining whether the share ownership of a Holder satisfies any requirements under this Agreement, the holdings of all affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) of such Holder will be aggregated and all share amounts shall be proportionately adjusted for any subsequent Recapitalization Event; provided, however, for purposes of this Agreement Techfarm II, L.P. (“Techfarm”) will be considered a Common Holder, if at all, only with respect to the Common Stock of the Company held by Techfarm as of May 28, 2002, and all share ownership of Thomas Spiegel, his affiliates and other members of the Spiegel Group will be aggregated as provided above to determine whether share ownership thresholds have been met and all share ownership of CIBC, its affiliates and other members of the CIBC Group will be aggregated as provided above to determine whether share ownership thresholds have been met.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereby have executed this Rights Agreement as of the date first above written.

“COMPANY”

PORTALPLAYER, Inc., a California corporation

By:
Richard Sanquini, Chief Executive Officer

In consideration of the execution and delivery of this Rights Agreement and the transactions contemplated hereby, the undersigned hereby have executed this Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ John Mallard
John Mallard

Sanjeev Kumar

Suresh Bhaskaran

Michael Maia

Jeffrey Grammer

TECHFARM II, L.P.

By:
Name:	Gordon Campbell
Title:	General Partner

In consideration of the execution and delivery of this Rights Agreement and the transactions contemplated hereby, the undersigned hereby have executed this Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Sanjeev Kumar
Sanjeev Kumar

Suresh Bhaskaran

Michael Maia

In consideration of the execution and delivery of this Rights Agreement and the transactions contemplated hereby, the undersigned hereby have executed this Rights Agreement as of the date first above written.

COMMON HOLDERS:

Sanjeev Kumar

/s/ Suresh Bhaskaran
Suresh Bhaskaran

/s/ Michael Maia
Michael Maia

HOLDER’S COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

CLYDE WRIGHT

/s/ Clyde Wright
(signature)

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

SHAMROCK CAPITAL GROWTH FUND, L.P.

By:	SHAMROCK CAPITAL PARTNERS, L.L.C.,
Its:	General Partner

Signature:	/s/ Stephen D. Royer
Print Name:	Stephen D. Royer
Title:	Executive Vice President

HOLDER’S COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

ED LOPEZ

/s/ Ed Lopez
(signature)

HOLDER’S COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

JOHN MALLARD

/s/ John Mallard
(signature)

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

LINEAR TECHNOLOGY CORPORATION

Signature:	/s/ Paul Coghlan
Print Name:	Paul Coghlan
Title:	V. P.
Its:

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

PREFERRED HOLDERS:

HELENE SPIEGEL

Signature:	/s/ Helene Spiegel

Print Name: Spiegel 1997 Irrevocable Trust f/b/o Anthony Spiegel and Evan Spiegel, Helene Spiegel, Trustee

PORTAL PARTNERS

Signature:	/s/ Thomas Siegel

Print Name:	Thomas Spiegel

Title: CEO OF Brantrock Advisors, Inc.

Its: Managing Member

THOMAS SPIEGEL

Signature:	/s/ Thomas Siegel

Print Name:	Thomas Spiegel

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

PREFERRED HOLDERS:

SPIEGEL 1997 IRREVOCABLE TRUST F/B/O ANTHONY SPIEGEL, AND EVAN SPIEGEL, HELENE SPIEGEL, TRUSTEE

Signature:	/s/ Helene Spiegel

Print Name: Helene Spiegel

CAROLYN J. HAMLET AS TRUSTEE OF THE MUSIC TRUST DATED MAY 25, 1999

Signature:

Print Name:	Carolyn Hamlet

Title: Trustee

THOMAS SPIEGEL, TRUSTEE OF THE THOMAS SPIEGEL TRUST DATED JANUARY 13, 2000

Signature:	/s/ Thomas Siegel

Print Name:	Thomas Spiegel

Title: Trustee

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

THOMAS SPIEGEL

Signature:	/s/ Thomas Spiegel

Print Name:	Thomas Spiegel

Title:	Trustee, Thomas Spiegel
Living Trust dated January 13, 2000

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

By:	JPMP GLOBAL INVESTORS, L.P.
Its:	GENERAL PARTNER

By: JPMP CAPITAL CORP.
Its: GENERAL PARTNER

Signature:	/s/ Andrew Kahn

Print Name:	Andrew Kahn

Title: Managing Director

Address:	c/o J.P Morgan Partners, LLC 50 California Street, 29th Floor San Francisco, CA 94111 Facsimile: (415) 591-1205 Attention: Andrew Kahn

Copy To:	Official Notices Clerk J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020 Facsimile: (212) 899-3401

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

By:	JPMP GLOBAL INVESTORS, L.P.
Its:	GENERAL PARTNER

By:	JPMP CAPITAL CORP.
Its:	GENERAL PARTNER

Signature:	/s/ Andrew Kahn

Print Name:	Andrew Kahn

Title: Managing Director

Address:	c/o J.P Morgan Partners, LLC 50 California Street, 29th Floor San Francisco, CA 94111 Facsimile: (415) 591-1205 Attention: Andrew Kahn

Copy To:	Official Notices Clerk J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020 Facsimile: (212) 899-3401

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

By:	JPMP GLOBAL INVESTORS, L.P.
Its:	GENERAL PARTNER

By:	JPMP CAPITAL CORP.
Its:	GENERAL PARTNER

Signature:	/s/ Andrew Kahn

Print Name:	Andrew Kahn

Title: Managing Director

Address:	c/o J.P Morgan Partners, LLC 50 California Street, 29th Floor San Francisco, CA 94111 Facsimile: (415) 591-1205 Attention: Andrew Kahn

Copy To:	Official Notices Clerk J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020 Facsimile: (212) 899-3401

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

By:	JPMP GLOBAL INVESTORS, L.P.
Its:	GENERAL PARTNER

By:	JPMP CAPITAL CORP.
Its:	GENERAL PARTNER

Signature:

Print Name:	Andrew Kahn

Title: Managing Director

Address:	c/o J.P Morgan Partners, LLC 50 California Street, 29th Floor San Francisco, CA 94111 Facsimile: (415) 591-1205 Attention: Andrew Kahn

Copy To:	Official Notices Clerk J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020 Facsimile: (212) 899-3401

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

J.P. MORGAN PARTNERS (BHCA), L.P.

By:	JPMP MASTER FUND MANAGER
Its:	GENERAL PARTNER

By:	JPMP CAPITAL CORP.
Its:	GENERAL PARTNER

Signature:	/s/ Andrew Kahn

Print Name:	Andrew Kahn

Title: Managing Director

Address:	c/o J.P Morgan Partners, LLC 50 California Street, 29th Floor San Francisco, CA 94111 Facsimile: (415) 591-1205 Attention: Andrew Kahn

Copy To:	Official Notices Clerk J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020 Facsimile: (212) 899-3401

HOLDERS’ COUNTERPART SIGNATURE PAGE

PORTALPLAYER, INC. FIFTH AMENDED AND RESTATED

RIGHTS AGREEMENT

SERIES E PURCHASER:

INVESTCORP/(212) VENTURES TECHNOLOGY FUND I, L.P.

By:	TECHNOLOGY VENTURES LIMITED,
Its:	General Partner

Signature:	/s/ Ebrahim H. Ebrahim

Print Name:	Ebrahim H. Ebrahim

Title:	Authorized Representative